Exhibit 5.1

August 29, 2006

Board of Directors
Citizens Financial Services, Inc.
15 South Main Street
Mansfield, PA 16933

Re: Registration Statement on Form S-8
Citizens Financial Services, Inc. 2006 Restricted Stock Plan

Ladies and Gentlemen:

We have acted as counsel to Citizens Financial Services, Inc., a Pennsylvania corporation (“Citizens”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 100,000 shares of common stock, par value $1.00 per share, of Citizens (the “Common Stock”) reserved for issuance pursuant to the Citizens Financial Services, Inc. 2006 Restricted Stock Plan (the “Plan”). In such capacity, we have reviewed the following:

1.   The Restated Articles of Incorporation of Citizens;

2.   The Bylaws of Citizens;

        3.   A subsistence certificate with respect to Citizens issued by the Pennsylvania Department of State on July 19, 2006;

4.   The Registration Statement on Form S-8 with respect to the Plan (the “Registration Statement”) filed by Citizens with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act;

    5.   The form of the certificates representing the shares of Common Stock;

6.   Minutes of the proceedings of the Board of Directors of Citizens relating to the adoption of the Plan and the authorization, execution and filing of the Registration Statement; and

7.   The Plan.

Based upon our review of these documents, it is our opinion that when the Common Stock is issued and delivered pursuant to the terms of the Plan, such shares of Common Stock will be validly issued, fully paid and nonassessable.

We hereby consent to be named in the Registration Statement as counsel that has passed upon the legality of the shares of Common Stock to be issued pursuant to the Plan. We further consent to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC thereunder.

                               STEVENS & LEE